The Wireless Xcessories Group Reports First Quarter Results
Revenue Increases 10.7% to $5,485,000

HUNTINGDON VALLEY, Pa., May 9, 2006 (PRIMEZONE) -- The Wireless Xcessories Group, Inc. (AMEX:XWG), a nationwide manufacturer and distributor of electronic and cellular accessories and creator of private labeled websites for affiliates, announced today first quarter results for the period ended March 31, 2006. The Company reported first quarter revenue of $5,485,000, an increase of 10.7% compared to $4,955,000 for the same period in fiscal 2005. 2006 first quarter pre-tax net income was $463,000, a decrease of 19.5% versus $575,000 in the first quarter of 2005. The Company had net income of $468,000, or $0.10 per basic and diluted share, which was a decrease of 18.6% compared to $575,000 or $0.13 per basic and diluted share in the same period for 2005.

The Company ended the first quarter of 2006 with working capital of $6.3 million, and a current ratio of 8.2 to 1.0, compared to $5.8 million and a current ratio of 6.0 to 1.0 at the end of fiscal 2005.
The Company has no debt, and total equity has grown to $6.7 million.

“While we were able to grow top line sales at a double-digit rate in the first quarter, we continue to focus on ways to replace the high margin business that we lost when our largest customer who generated sales of $ 820,000 in the first quarter of 2005, elected to source product directly from Asia,” said Steve Rade, CEO of Wireless Xcessories Group. “Although much of our sales growth came from lower margin products like Bluetooth accessories and phones, we were able to replace the lost business through new customers, who are candidates to buy our higher margin items over time as our selling relationship is developed.”
“I was reasonably satisfied with our top line sales growth in the first quarter of 2006” said Mr. Rade, “ because sales we had projected from Sanyo, one of our top customers, had their initial large shipments delayed from the first to the second quarter.”
“In addition to servicing our existing customers, we initiated our online e-commerce fulfillment program for Body Glove, the leading manufacturer of phone cases in our industry.”

“We continue to look for ways to expand our strategic relationship with Anycom Technologies, a leading German manufacturer of Bluetooth phone and computer accessories. Delays in commencing that relationship impacted our first quarter results, as we did not begin shipping and invoicing for them during the first quarter as we had anticipated. We have begun to perform these services during the second quarter. Despite the delays, we expect to expand our relationship with Anycom, as part of our strategy to distribute our accessory product lines throughout Europe, where Anycom is a leading distributor of Bluetooth products.”

Business Outlook:
For all of 2006, we have revised our revenue target to grow at a 15% rate, based on the fact that first quarter sales grew by 10% and the major impact of some of our sales initiatives will occur a little later in the year than we anticipated. The Company expects sales growth from its relationship with Sanyo, along with the inventory and logistics services to Anycom to contribute to this years sales increase. Wireless Xcessories Group will continue to keep its Selling, General and Administrative expenses low relative to our competitors and in line with our own historical levels.

The Company will hold a conference call at 4:30 pm Eastern Time today. Interested participants should call (866) 866-1333 when calling from the United States or (404) 260-1421 when calling internationally. This call can be accessed at Wireless Xcessories’ web site at http://www.wirexgroup.com beginning May 10.

About Wireless Xcessories Group

Wireless Xcessories Group, Inc. designs and distributes a range of accessories for cellular phones throughout the United States and Canada. The Company offers in excess of 4,000 items that include rechargeable batteries, personal and vehicle hands free kits, portable and vehicle antennas, in-car and travel chargers, and plain and colored carrying cases. The Company sells to dealers and distributors through an in-house sales force and directly from its website, http://www.wirexgroup.com. Wireless Xcessories also creates private labeled websites, IndustrialStrengthCellular.com, for its dealers and produces two product line catalogs that are circulated nationally and internationally.

“Safe Harbor” Statement -- Under the Private Securities Litigation Reform Act of 1995, this press release may contain forward-looking statements that involve risks and uncertainties. Important factors, which could cause actual operating results to differ materially from those in the forward-looking statements, are detailed in filings with the

Securities and Exchange Commission made from time to time by the company.

Copies of these filings may be obtained by contacting the company or the SEC. This press release and statements are current as of the date of the individual announcements and the company undertakes no obligation to publicly release any revisions to any forward-looking statement to reflect events or circumstances after the date thereof or to reflect the occurrence of unanticipated events.

Contact:
Wireless Xcessories Group
Dan Kenderdine
800-233-0013 ext. 1404